Exhibit 99.1

Compass Diversified Completes Sale of Advanced Circuits

WESTPORT, Conn., February 15, 2023 - Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, today announced the completion of the Company’s previously announced sale of its majority owned subsidiary, Compass AC Holdings, Inc., the parent company of Advanced Circuits, Inc. (“Advanced Circuits” or “the Company”), to APCT, Inc. (“APCT”), a leading manufacturer of high reliability printed circuit boards, and portfolio company of Industrial Growth Partners.
The sale price was based on an enterprise value of $220 million plus estimated cash and working capital adjustments subject to customary post-closing true-ups. After these adjustments, as well as for an allocation to ACI’s non-controlling shareholders and the payment of transaction expenses, CODI received approximately $170 million of total proceeds from the sale at closing. This amount was in respect of its debt and equity interests in ACI and the payment of accrued interest. As previously announced, CODI expects to record a pre-tax gain of approximately $100 million to $110 million from the sale. Net proceeds will be used to pay off outstanding revolver borrowings.
Elias Sabo, CEO of Compass Diversified, stated, “We are deeply proud of our partnership and success with John and Jeff Yacoub, which started more than sixteen years ago. CODI’s permanent capital structure and support throughout this partnership has generated significant value for our shareholders, and we are grateful for the Advanced Circuit team’s contributions and look forward to their continued success.”
Jefferies LLC acted as exclusive financial advisor and Ropes & Gray LLP acted as legal counsel to CODI. Kirkland & Ellis LLP acted as legal counsel to APCT.
About Compass Diversified
Since its founding in 1998, CODI has consistently executed on its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the niche industrial, branded consumer and healthcare sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability. For more information, please visit compassdiversified.com.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the expectations of gains to be realized in connection with the sale of ACI. Words such as "believes," "expects," “anticipates,” “intends,” "projects," “assuming,” and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the SEC for the year ended December 31, 2021 and other filings with the SEC, including quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date they are made. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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